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                                                                    EXHIBIT 99.4

                            TITAN INTERNATIONAL, INC.

                            OFFER FOR ALL OUTSTANDING
                       8% SENIOR UNSECURED NOTES DUE 2012
                                   IN EXCHANGE
                                       FOR
                       8% SENIOR UNSECURED NOTES DUE 2012
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED
                             (THE "EXCHANGE OFFER")

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2007, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                                                                __________, 2007

TO OUR CLIENTS:

     Enclosed for your consideration is the Prospectus dated ____ 2007 (as the same may be further amended or supplemented from time to time, the "Prospectus") and a related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Titan International, Inc. (the "Company") to exchange registered 8% Senior Unsecured Notes due 2012 (the "New Notes") for its outstanding 8% Senior Unsecured Notes due 2012 (the "Old Notes").

     WE ARE THE REGISTERED HOLDER OF OLD NOTES HELD BY US FOR YOUR ACCOUNT. A SUBMISSION OF ANY SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE BLUE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO SUBMIT OLD NOTES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to submit any or all of the Old Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us to submit your Old Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to submit Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended. Old Notes submitted pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior 5:00 p.m., New York City time, on the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for all outstanding Old Notes.

          2. Holders who submit their Old Notes in the Exchange Offer will not be entitled to receive any payment in respect of accrued and unpaid interest on Old Notes accepted for exchange through the Expiration Date.

          3. Any transfer taxes incident to the transfer of Old Notes from the submitting holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

     If you wish to have us submit any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Titan International, Inc.

     This will instruct you whether to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned pursuant to terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

[ ]  Please tender the Old Notes held by you for my account.

[ ]  Please do not tender any Old Notes held by you for my account.

Date: ____________, 2007


                                        ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)*

                                        ----------------------------------------
                                        Please print name(s) here

                                        ----------------------------------------

Principal Amount of Old Notes           ----------------------------------------
to be Submitted:
                                        ----------------------------------------
$__________________                     Please type or print address

                                        ----------------------------------------
                                        Area code and telephone number

                                        ----------------------------------------
                                        Taxpayer Identification or
                                        Social Security Number

                                        ----------------------------------------
                                        My account number with you

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*    UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S)
     SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO SUBMIT ALL OLD NOTES OF SUCH BENEFICIAL OWNER(S).